SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2014

AXIM INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54296	27-4092986
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

18 East 50th Street, 5th Floor, New York, NY 10022
(Address of principal executive offices)

(212) 751-0001
(Registrant’s Telephone Number)

__________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

On May 6, 2014, the Public Company Accounting Oversight Board entered an order against the Company’s primary auditor, Robert G. Jeffrey, CPA barring him from being an associated person of a registered public accounting firm.

Accordingly, effective May 14, 2014, the Company received notice from Jeffrey & Company that it had resigned as the Company’s primary auditor.

Jeffrey & Company issued audit reports on the Company’s financial statements for the years ended December 31, 2013 and 2012.

During the Company’s two most recent fiscal years and any subsequent interim period preceding Jeffrey & Company’s resignation, there were no reportable events or disagreements with Jeffrey & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Jeffrey & Company, would have caused the Company to make reference to the subject matter of the disagreement(s) in connection with this report, except as noted in the subsequent paragraph.

The Company has provided a copy of this disclosure to Jeffrey & Company, and requested that Jeffrey & Company furnish the Company with a letter, within the time periods prescribed by Item 304(a)(3) of Regulation S-K of Securities and Exchange Act of 1934, addressed to the Securities and Exchange Commission stating whether Jeffrey & Company agrees with the statements made by the Company and, if not, stating the respects in which Jeffrey & Company does not agree.

A copy of Jeffrey & Company’s response to this Report on Form 8-K is attached hereto as Exhibit 16.

Effective May 16, 2014, the Company’s Board of Directors, approved Michael F. Albanese, 18 Lisa Court, Parsippany, New Jersey 07054, Telephone Number:  (973) 887-8124, as the Company’s primary auditor.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AXIM International, Inc.
/s/	Dr. George E. Anastassov
By:	Dr. George E. Anastassov
Its:	Chief Executive Officer